MEMORANDUM OF AGREEMENT made the 14th day of July, 1998.

B E T W E E N :

     WESTERN INBOUND NETWORK INC., a corporation incorporated under the laws of Canada

     (hereinafter referred to as the "Vendor"),

                                     - and -

     COMMSTAR LTD., a corporation incorporated under the laws of Ontario (hereinafter referred to as the "Purchaser"),

     APPLIED CELLULAR TECHNOLOGY, INC., a corporation incorporated under the laws of the State of Missouri (hereinafter referred to as "ACT")

                                     - and -

     3189309 CANADA INC., a corporation incorporated under the laws of Canada,

     3189287 CANADA INC., a corporation incorporated under the laws of Canada,

     3189295 CANADA INC., a corporation incorporated under the laws of Canada,

     3132455 CANADA INC. a corporation incorporated under the laws of Canada,

     (hereinafter   collectively   referred   to  as  the   "Shareholders"   and
     individually as a "Shareholder")

RECITALS:

     WHEREAS the Vendor is in the business of, inter alia, providing telephone answering, paging dispatch, and inbound and outbound marketing services in the Province of British Columbia (the "Purchased Business");

     AND WHEREAS the Purchaser wishes to purchase and the Vendor wishes to sell to the Purchaser, as a going concern, all of the assets of the Purchased Business (the "Purchased Assets");

     THIS AGREEMENT WITNESSETH that for and in consideration of the mutual covenants and agreements herein contained, it is agreed by and between the parties hereto as follows:

1.   Defined Terms

     Where used herein or in any amendments hereto, the following terms shall have the following meanings respectively:

               1.1 "ACT Shares" means common shares of ACT listed for trading on NASDAQ;

               "Accounts Receivable" means the accounts receivable of the Purchased Business as set forth on the Closing Financial Statements;

               "Adjustment Conferences means the meetings between the Purchaser and the Vendor held on August 20, 1998 (the "First Adjustment Conference") and October 15, 1998 (the "Second Adjustment Conference"), or as otherwise agreed to by the parties, for the purpose of making the Adjustments;

               "Adjustments" has the meaning ascribed thereto in Section 4.2 hereof;

               "Agreement" means this Agreement and any written amendment or alteration thereto and the expressions "herein", "hereto", "hereunder", "hereof" and similar expressions refer to this Agreement;

               "Average Trading Price" means the average trading price for the last trade of the ACT Shares for the 19 days immediately preceding the Conversion Date;

               "Base Price" has the meaning ascribed thereto in Section 4.1 hereof;

               "B.C. Tel Right of First Refusal" means the right of first refusal of 403805 to purchase the Purchased Assets; such right was not exercised by 403805 on or before June 13, 1998 as required and has expired subject to the transaction of purchase and sale of the

          Purchase Assets contemplated herein being completed by no later than August 12, 1998, failing which the right of first refusal revives;

               "Branch Operations" means the locations described in Schedule B;

               "Closing" means the closing of the transaction relating to the purchase and sale of the Purchased Assets;

               "Closing Date" means July 31, 1998 or such other date as the Vendor and Purchaser may agree, provided that any such date shall be a month end;

               "Closing Financial Statements" means the unaudited financial statements of the Purchased Business as at the Closing Date prepared by the Vendor in accordance with generally accepted accounting principles applied on a basis consistent with prior years;

               "Commission" means the United States Securities and Exchange Commission;

               "Contracts" means the agreements set out in Schedule C;

               "Conversion Date" means the second (2nd) day prior to the Closing Date;

               "Employee  Commitments"  has  the  meaning  ascribed  thereto  in
          Section 7.20;

               "Environmental Law" means any statute, code, by-law, regulation, published policy, permit, consent, approval, licence, judgment, order, writ, judicial decision, common law rule (including without limitation the common law respecting nuisance and tortious liability) decree, agency interpretation, injunction, agreement or authorization or requirement whether federal, provincial, territorial or municipal related, but not limited to all hazardous substances, wastes, pollutants, contaminates, or hazardous materials regulated by or defined, designated or classified under any federal or provincial statute as of the date of this Agreement;

               "Equipment" means the equipment described in Schedule A;

               "Exchangeable Shares" means those shares of the Purchaser having the attributes set forth in Schedule M;

               " Execution Date" means the date first written above;

               "Financial Statements" means the unaudited financial statements of the Purchased Business as at November 30, 1997 prepared by the Vendor in accordance with generally accepted accounting principles applied on a consistent basis with prior years, a copy of which are annexed hereto as Schedule F;

               "Interim Period" means the period between the close of business on the Execution Date and the Time of Closing on the Closing Date;

               "June Financial Statements" means the unaudited financial statements of the Purchased Business as at June 30, 1998 prepared in accordance with generally accepted accounting principles applied on a consistent a basis with prior years;

               "Lease" means a real property leasehold interest in a Branch Operation;

               "NASDAQ" means The National Market of the National Association of Securities Dealers Automated Quotation System;

               "Purchase Price" has the meaning ascribed thereto in Section 4.1 hereof;

               "Purchased  Assets" has the meaning  ascribed  thereto in Section
          3.1 hereof;

               "Purchased Business" has the meaning given in the first recital;

               "Registration  Statement"  has the  meaning  ascribed  thereto in
          Section 10.1 hereof;

               "Securities Act" means The United States Securities Act of 1933, as amended;

               "Schedule E" means that Schedule of employees of the Vendor as at the date hereof attached hereto, as amended and accepted by the Purchaser at Closing.

               "Shareholders"  means the  shareholders  of the Vendor  listed in
          Schedule I;

               "Statement of Adjustments" means a statement of the Adjustments approved by the Vendor and the Purchaser, in writing, as at each of the Adjustment Conferences;

               "Time of Closing" means 2:00 p.m. (Eastern Daylight Time) on the Closing Date;

               "Vendor's  Notice" has the meaning ascribed thereto in subsection
          5.2 (a) hereof;

               "403805" means 403805 B.C. Ltd., a subsidiary of B.C. Mobile Ltd.

     1.2 All dollar amounts referred to in this Agreement are in Canadian funds.

2.   Schedules

     The following are the Schedules attached to and incorporated in this Agreement by reference and deemed to be part hereof.

     Schedule A        -       Equipment
     Schedule B        -       Branch Operations and related Leases
     Schedule C        -       Contracts
     Schedule D        -       Intellectual Property and Trade Names
     Schedule E        -       Employees
     Schedule F        -       Financial Statements
     Schedule G        -       Environmental Matters
     Schedule H        -       Employment Agreements and Collective Agreements
     Schedule I        -       List of Shareholders of the Vendor
     Schedule J        -       Consents
     Schedule K        -       Outstanding Agreements
     Schedule L        -       Litigation
     Schedule M        -       Provisions attached to Exchangeable Shares
     Schedule N        -       Non-Competition Agreement

3.   Property and Assets to be Purchased and Sold

     3.1 Subject to the terms and conditions hereof, the Vendor agrees to sell, assign and transfer to the Purchaser and the Purchaser agrees to purchase from the Vendor as a going concern, all of the assets (the "Purchased Assets") of the Vendor used in or relating to the Purchased Business of every kind and description and wheresoever located, including, without limiting the generality of the foregoing:

          (a) all telephone answering service equipment, computers, software, call centre and paging dispatch equipment, furniture, fixtures and miscellaneous office supplies used in the Purchased Business (the "Equipment") all as more particularly set forth in Schedule A hereto;

          (b) all Leases in respect of those Branch Operations and locations of the Vendor as set forth in Schedule B hereto;

          (c) all contracts (including subscriber contracts), leases, customer lists, licenses, telephone numbers, books and records of or pertaining to the Purchased Business as set out in Schedule C (the"Contracts");

          (d) all Accounts Receivable and the full benefit of all securities for such accounts, notes or debts;

          (e) the full benefit of all other contracts, engagements or commitments to which the Vendor is entitled in connection with the Purchased Business, whether written or oral, including the full benefit and advantage of all forward commitments by the Vendor for supplies or materials entered into in the ordinary course of the Purchased Business for use in the Purchased Business whether or not there are any contracts with respect thereto other than the Contracts;

          (f) all the right, title, benefit and interest of the Vendor in and to all registered or unregistered trade marks, trade or brand names, service marks, copyrights, designs, inventions, patents, patent applications, patent rights (including any patents issuing on such applications or rights), licences, sub-licences, franchises, formulae, processes, technology and other industrial property of or pertaining to the Purchased Business or owned by the Vendor, including all restrictive agreements and negative covenant agreements which the Vendor may have with its employees, past or present as more particularly set forth on Schedule D hereto;

          (g) prepaid expenses;

          (h) the goodwill of the Purchased Business, together with the exclusive right to the Purchaser to represent itself as carrying on the Purchased Business in continuation of and in succession to the Vendor and the right to use any words indicating that the Purchased Business is so carried on, including the exclusive rights to use the Trade Names (a complete list of which is set forth on Schedule D hereto) or any variation thereof, as part of the name of or in connection with the Purchased
     Business or any part thereof carried on or to be carried on by the Purchaser; and

          (i) all other property, assets and rights, real or personal, tangible or intangible, owned by the Vendor or to which it is entitled in connection with the Purchased Business save and except for cash on hand and in banks, and an interest in Aval Communications Inc.

4.   Purchase Price and Allocation Thereof

     4.1 The total purchase price for the Purchased Assets (the "Purchase Price") shall be equal to the sum of $2,000,000 (the "Base Price") adjusted in accordance with the adjustments (the "Adjustments") set forth in section 4.2 and shall be payable as provided in section 5.1.

     4.2 (a) The Base Price shall be adjusted on the following basis:

               (i)  the following items shall be added to the Base Price:

                    (A) the Accounts Receivable as at the Closing Date, at the stated book value thereof,; and

                    (B) all prepaid expenses or deposits made by the Vendor as at the Closing Date that would be to the benefit of the Purchaser in its operation of the Purchased Business after the Closing Date, including amounts due under the Contracts, business taxes, utility rates, rent and property taxes, at the stated book value thereof;

                    (C) the billable value of all unbilled work-in-progress of the Purchased Business as at the Closing Date;

               (ii) the following items shall be deducted from the Base Price:

                    (A) the deferred revenue of the Purchased Business as at the Closing Date as set forth in the Closing Financial Statements;

                    (B) vacation accruals with respect to those employees listed on Schedule E as at the Closing Date as set forth in the Closing Financial Statements;

                    (C) payroll accruals (including wages, benefits and other statutory obligations) with respect to those employees listed on Schedule E as at the Closing Date as set forth in the Closing Financial Statements;

                    (D) the Vendor's pro rata share of quarterly bonuses payable to employees listed on Schedule E;

                    (E) $80,000 in respect of the obligations of the Vendor for severance liabilities, if any, which are to be assumed by the Purchaser;

               (iii)all calculations  referred to in subparagraphs  (i) and (ii)
                    shall be determined with reference to the Closing Financial Statements;

          (b) All Adjustments shall be determined and agreed to by the Vendor and the Purchaser at the Adjustment Conferences and the Vendor and the Purchaser shall use their best efforts to jointly prepare the Statements of Adjustments as at such dates.

          (c) The Purchaser and the Vendor agree as follows:

               (i) the Accounts Receivable collected by the Purchaser shall be first applied against amounts owing by the Vendor to the Purchaser in respect of the items referred to in Subsections 4.2(a)(ii)(B), (C), (D) and (E) respectively. The balance of the Accounts Receivable, as collected, shall be remitted to the Vendor every two weeks;

               (ii) any  Accounts  Receivable  reflected  on  the  Statement  of
                    Adjustments that remain uncollected as at the date of the Second Adjustment Conference shall be assigned and transferred to the Vendor and an equivalent amount shall be deducted from amounts due to the Vendor pursuant to Subsection 4.2(a)(i)(A).

     4.3 (i) The Vendor and the Purchaser covenant and agree with each other that the Base Price shall be allocated among the Purchased Assets on the following basis:

          (A) $1,200,000 to Equipment; and

          (B) $800,000 as to goodwill.

          (ii) In the event that the provisions of Section 5.2 apply, the allocation referred to in subsection 4.3(i) shall be adjusted pro rata to reflect the change in the Purchase Price.

     4.4 The Purchaser shall be responsible for all goods and services taxes and provincial sales taxes applicable to the sale of the Purchased Assets and shall be solely responsible for and shall pay at Closing such sales taxes and any and all other transfer fees and taxes properly payable upon and in connection with the conveyance and transfer of the Purchased Assets from the Vendor to the Purchaser as contemplated herein. The Purchaser shall provide the Vendor with a copy of all forms filed in respect of the taxes and transfer fees payable hereunder.

5.   Payment of the Purchase Price

     5.1 Subject to Section 5.2, the Purchase Price shall be paid and satisfied as follows:

     (a) (i) as to $2,000,000 by the issuance from treasury at Closing of that number of Exchangeable Shares equal to the number derived by applying the following formula:

                                   $2,000,000
                                   ----------
                              Average Trading Price

          (ii) the Average Trading Price shall be converted into Canadian dollars at the "spot rate" set by The Toronto-Dominion Bank as at the close of business on the business day prior to the Conversion Date;

          (iii)upon determination of the Average Trading Price and the number of Exchangeable Shares to be delivered pursuant to subsection 5.1
               (a)(i) herein, the Purchaser shall, by no later than 10 a.m. (Eastern Daylight Time) on the Conversion Date, give written notice of same to the Vendor (the "Exchangeable Shares Notice");

          (b) subject to subsection (c) and subject to Section 8.4(c) herein, as to the balance of the Purchase Price as a result of the Adjustments, by wire transfer, bank draft or certified cheque made payable to or to the order of the Vendor. Any such payment to be made by the Purchaser shall be made no later than two (2) business days following the Second Adjustment Conference;

          (c) in the event that after making the Adjustments the Purchase Price is less than $2,000,000 the Vendor agrees to pay the amount of any such deficiency to the Purchaser by wire transfer, bank draft or certified cheque made payable to or to the order of the Purchaser. Any such payment to be made by the Vendor shall be made no later than two (2) business days following the Second Adjustment Conference.

     5.2 (a) In the event that (i) on the Conversion Date the closing price for the ACT Shares is less than $3.00 US per share or (ii) if the ACT Shares are suspended from trading on or before the Closing Date, the Vendor may deliver written notice to the Purchaser advising the Purchaser of same and the Vendor may, at its sole option, give notice (the "Vendor's Notice") to the Purchaser at any time up to 8 p.m. (Eastern Daylight Time) on the Conversion Date upon the occurrence of the event referred to in (i) above, or at any time up to 28 hours prior to Closing upon the occurrence of an event referred to in (ii) above that the Purchase Price shall be satisfied in full by the payment of $1,800,000 (the "Cash Consideration") by wire transfer, bank draft or certified cheque made payable to or to the order of the Vendor.

          (b) Upon receipt of the Vendor's Notice, the Purchaser may, in its sole discretion, give written notice to the Vendor at any time up to 24 hours prior to Closing that either:

               (i) the Purchaser does not wish to pay the Cash Consideration (the "Purchaser's Notice"), in which event upon delivery of the Purchaser's Notice, the transaction of the purchase and sale of the Purchased Assets shall be deemed to be a nullity, ab initio (but the concepts set forth in Section 5.2(c) shall continue notwithstanding), and neither party herein shall have any remedy against the other for damages, costs, compensation or otherwise, or

               (ii) the Purchaser wishes to pay the Cash Consideration (the "Cash Notice"), in which event upon delivery of the Cash Notice the Vendor shall be entitled to transfer the Purchased Assets to a newly incorporated wholly owned subsidiary of the Vendor (the "Subsidiary") pursuant to Section 85 of the Income Tax Act (Canada), in which event
          Section 12.8 shall apply with the term "Purchaser" as used therein to be read as "Subsidiary". In such event the Purchaser agrees to, and the Vendor agrees to, enter into a share purchase agreement whereby the Purchaser shall purchase and the Vendor shall sell all of the issued and outstanding shares in the Subsidiary (the "Share Purchase Agreement"). The Share Purchase Agreement shall incorporate this Agreement by reference. The Purchaser and the Vendor agree that all terms, conditions, covenants, representations, and warranties and indemnities contained in this Agreement shall remain in full force and effect, mutatis mutandis.

          (c) Notwithstanding subsection 5.2 (b)(i) herein, in the event that the transaction of purchase and sale referred to herein is not completed, the Purchaser shall not, nor shall it permit its affiliates or associates to, directly or indirectly, whether through a corporation or otherwise, individually or in partnership, jointly or in conjunction with any person, firm , association, syndicate, corporation or any other entity whether as principal, agent, employee, employer, lender or shareholder at any time from and after the Execution Date up to the 12th month anniversary of such date, solicit, interfere with or endeavour to entice away from the Purchased Business any employee or customer of the Purchased Business which is not an employee or customer of the Purchaser or its affiliates as at the Closing Date.

          The Purchaser acknowledges that the Vendor will suffer irreparable harm if there is a breach of the foregoing provisions of subsection (c) by the Purchaser and that the amount of damages will be difficult to ascertain and to prove. Accordingly, if the Purchaser shall breach the terms of this subsection, then the Vendor will have, in addition to any other remedies available to it, the right to injunctive relief (including interlocutory and permanent injunctive relief) enjoining such action and the Purchaser agrees that other remedies are inadequate to fully protect the Vendor's rights hereunder.

6.   Liabilities of the Purchased Business

     6.1 In accordance with Article 13 hereof, the Vendor agrees to indemnify and save harmless the Purchaser from and against any and all actions, proceedings, claims, losses, expenses, demands, damages, liabilities and costs suffered or incurred by the Purchaser arising in connection with the Purchased Business on or before the Time of Closing.

     6.2 In accordance with Article 13 hereof, the Purchaser agrees to indemnify and save harmless the Vendor from and against any and all actions, proceedings, claims, losses, expenses, demands, damages and costs suffered or incurred by the Vendor for the ongoing obligations and covenants of the Vendor under the Contracts, Leases, Collective Agreements and Employee Commitments, for the period after the Time of Closing.

7.   Covenants, Representations and Warranties of the Vendor

     The Vendor and each of the Shareholders jointly and severally covenants and agrees with and represents and warrants at the date hereof as follows to the Purchaser and acknowledges and confirms that the Purchaser is relying on such covenants, agreements, representations and warranties in connection with the purchase by the Purchaser of the Purchased Assets:

     7.1 Each of the Shareholders is a corporation duly incorporated and organized and validly subsisting in good standing under the laws of Canada. Each of the Shareholders has full corporate power and capacity to execute, deliver and perform this Agreement. All requisite corporate and other action has been taken by each of the Shareholders to authorize the execution, delivery and performance of the Agreement and the consummation of the transaction contemplated herein. This Agreement has been executed by duly authorized officers of each of the Shareholders and constitutes a valid and binding obligation of each of the Shareholders, enforceable against each of them in accordance with its terms, subject to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific enforcement and injunction are in the discretion of the court when they are sought.

     7.2 The Vendor is a corporation duly incorporated and organized and validly subsisting in good standing under the laws of Canada; the Vendor has the corporate power to own its property and to carry on the Purchased Business as now being conducted by it, is duly qualified as a corporation to do business and is in good standing in each jurisdiction in which the nature of the Purchased Business or the Purchased Assets makes such qualification necessary.

     7.3 The Vendor has full corporate power and capacity to execute, deliver and perform this Agreement. All requisite corporate and other action has been taken by the Vendor to authorize the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein. This Agreement has been executed by duly authorized officers of the Vendor and constitutes a valid and binding obligation of the Vendor, enforceable against it in accordance with its terms, subject to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific enforcement and injunction are in the discretion of the court from which they are sought.

     7.4 The Purchased Assets are owned by the Vendor as the beneficial owner thereof with a good and marketable title thereto, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever.

     7.5 No person, firm or corporation has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from the Vendor of any of the Purchased Assets, save and except for the B.C. Tel Right of First Refusal.

     7.6 The Financial Statements and the June Financial Statements have been prepared, and the Closing Financial Statements will be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those of previous fiscal periods and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Purchased Business as at November 30, 1997, June 30, 1998 and the Closing Date, respectively, and the sales and earnings of the Purchased Business during the periods covered by such financial statements.

     7.7 Since June 30, 1998, there has been no change in the affairs, business, prospects, operations or condition of the Purchased Business, financial or otherwise, whether arising as a result of any legislative or regulatory change, revocation of any licence or right to do business, fire, explosion, accident, casualty, labour trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise, except changes occurring in the ordinary course of business, which disruption and changes have not adversely affected and will not adversely affect the organization, business, properties, prospects or financial condition of the Purchased Business.

     7.8 The Purchased Business has been carried on in the ordinary and normal course since June 30,1998 and will be carried on in the ordinary and normal course after the date hereof and up to the Time of Closing.

     7.9 No capital expenditures except in the ordinary course of business have been made or authorized since June 30, 1998, by the Vendor and no capital expenditures will be made or authorized after the date hereof and up to the Time of Closing by the Vendor without the prior written consent of the Purchaser.

     7.10 The Vendor has the Purchased Assets insured against loss or damage by all insurable hazards or risks on a replacement cost basis and such insurance coverage will be continued in full force and effect to and including the Closing Date.

     7.11 To the Vendor's knowledge, except as set forth in Schedule G, the Purchased Business is and has been, and the condition of all properties and assets, including the Purchased Assets, previously owned, occupied, managed, controlled or used by the Vendor is and was during the period of ownership, occupancy, management, control or use by the Vendor, in compliance, in all respects, with all Environmental Law, and the operation of Purchased Business currently carried on does not constitute a breach of any Environmental Laws and no claim has been made against the Vendor based on any breach or alleged breach of an Environmental Law.

     7.12 The entering into of this agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or by-laws of the Vendor or of any indenture or other agreement, written or oral, to which the Vendor may be a party or by which it is bound.

     7.13 No consent of any party to any agreement, contract, commitment or arrangement to which the Vendor is a party or by which it or any of its property or rights are bound or affected is required in order for the Vendor to execute, deliver and perform this Agreement, except for consents of lessors, licensors and other co-contractants of the Vendor to the assignment to the Purchaser of the leases, licenses, contracts and other agreements referred to in the Schedules hereto, as indicated, complete copies of which are attached hereto as Schedules.

     7.14 The Vendor is not a party to any real property lease or agreement in the nature of a lease, other than as it relates to the Purchased Business, whether as lessor or lessee, except those real property leases set forth and described in Schedule B hereto (in which is specified the parties to each of such leases, their dates of execution and expiry dates, the locations of the leased lands and premises and the rental payable thereunder), and each of such leases is in good standing and in full force and effect without amendment thereto (save and except for extensions thereof) and to the Vendor's knowledge, the Vendor is not in breach of any of the covenants, conditions or agreements contained in each such lease.

     7.15 Except as listed on Schedule H and Schedule K, the Vendor does not have any outstanding agreement (including any employment agreement), contract or commitment, whether written or oral, of any nature or kind whatsoever, except
(i) forward commitments by the Vendor for supplies or materials entered into in the ordinary course of the Purchased Business for use in the Purchased Business, which commitments have not more than two months to run, (ii) prepaid service contracts on office equipment, (iii) the Leases described in Schedule B, and
(iv) the agreements and contracts described in Schedule C.

     7.16 Except as set forth in Schedule L there are no actions, suits or proceedings (whether or not purportedly on behalf of the Vendor), pending or threatened against or affecting the Vendor at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. The Vendor is not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

     7.17 To the Vendor's knowledge it is not in default or breach of any contracts, agreements, written or oral, indentures or other instruments to which it is a party and which are referred to in this Agreement and there exists no state of facts which after notice or lapse of time or both would constitute such a default or breach and all such contracts, agreements, indentures or other instruments are now in good standing and in full force and effect without amendment thereto and the Vendor is entitled to all benefits thereunder.

     7.18 To the Vendor's knowledge, neither the conduct of the Purchased Business nor any of the Purchased Assets infringes upon the patents, trade marks, trade names or copyrights, domestic or foreign, of any other person, firm or corporation.

     7.19 To the Vendor's knowledge, it is conducting the Purchased Business in compliance with all applicable laws, rules and regulations of each jurisdiction in which the Purchased Business is carried on, is not in breach of any such laws, rules or regulations and is duly licensed, registered or qualified in each jurisdiction in which the Vendor owns or leases property or carries on the Purchased Business, to enable the Purchased Business to be carried on as now conducted and its property and assets to be owned, leased and operated, and all such licences, registrations and qualifications are valid and subsisting and in good standing.

     7.20 Except as set forth in Schedules E and H, and subject to federal and provincial legislation, the Vendor is not a party to or bound by any collective bargaining agreement or written employment agreement, or any bonus, pension, benefit, profit sharing, deferred compensation, stock purchase, stock option, executive compensation, retirement, hospitalization, disability, insurance, health, or medical plan or any similar program, policy or practice, formal or informal (collectively, the "Employee Commitments"), with respect to any of its employees engaged in the Purchased Business.

     7.21 Except as referred to in Schedule H, there is no strike, work stoppage, other material concerted action, or material dispute existing or threatened against the Vendor nor is any union which holds bargaining rights for employees of the Purchased Business in a legal strike position. Correct and complete copies of all collective agreements, written employment contracts, commitments, plans, and employment-related agreements have been provided to the Purchaser or, where oral, correct and complete written summaries of the terms thereof have been provided to the Purchaser, including all drafts and preliminary agreements in the process of negotiation, and all procedures and practices adopted but not yet reflected in written amendments. Correct and complete copies of any collective bargaining proposals received by or provided by the Vendor during current collective bargaining negotiations affecting the Purchased Business and any items agreed to by the Vendor during such negotiations are also set out in Schedule H.

     7.22 Except as set forth in Schedule H, to the Vendor's knowledge:

          (a) the Purchased Business and the Vendor are in compliance with all relevant collective agreements and all applicable laws and regulations, relating to employees of the Purchased Business, including those relating to terms and conditions of employment, wages, hours, overtime, and any payments due under the Employee Commitments;

          (b) there are no union certifications granted with respect to any employees of the Purchased Business, no pending applications for certification with respect to any of the employees of the Purchased Business, no voluntary recognition agreements signed with any union by the Vendor with respect to the Purchased Business, nor, are any union organizing campaigns currently in progress with respect to any employees of the Purchased Business, nor is the Purchased Business and the Vendor with respect to the Purchased Business engaged in any unfair labour practice;

          (c) there are no outstanding actions or claims with respect to the Employee Commitments except for payment of benefits in the ordinary course. The Employee Commitments are in compliance in all material respects with all applicable laws and regulations, have been administered according to their terms, and are registered as required under any applicable law. No events have occurred which would affect registration status, and no material changes have occurred which would affect the actuarial or financial statements of the benefit plans.

          (d) there are no complaints, applications, proceedings, interim orders, or orders, involving the Purchased Business and the Vendor with respect to the Purchased Business under any applicable labour relations legislation, nor any liability arising out of any outstanding labour relations board proceeding or order;

          (e) there are no outstanding grievances, arbitration proceedings, interest arbitration proceedings, pending arbitration awards or unsatisfied arbitration awards;

          (f) there are no outstanding complaints, claims, decisions, orders or prosecutions under any applicable employment standards legislation;

          (g)  there  are no claims  or  actual  penalty  assessments  under the
     Vendor's   Workers'   Compensation   Board   accounts  and  no  outstanding
     assessments as of the date of closing;

          (h) there are no outstanding human rights complaints, investigations, proceedings, decisions, or orders under any applicable human rights legislation involving the Purchased Business and the Vendor with respect to the Purchased Business nor has there been any discrimination or any kind with respect to any employees working in the Purchased Business;

          (i) there are no outstanding applications, complaints, investigations, orders of Review Officers, tribunal proceedings, tribunal orders or prosecutions under any applicable pay equity legislation involving the Purchased Business and the Vendor with respect to the Purchased Business;

          (j) there are no outstanding health and safety orders, instructions, investigations, violations, or prosecutions under any applicable health and safety legislation or regulations involving the Purchased Business or the Vendor with respect to the Purchased Business and there have been no accidents or fatalities of employees while engaged in work for the Purchased Business within the last two years;

          (k) the Vendor has complied with its obligations to make and remit all appropriate source deductions for all employees of the Purchased Business.

     7.23 All vacation pay, bonuses, commissions and other emoluments are reflected and have been accrued in the books of account of the Vendor.

     7.24 Any and all pension plans with respect to the employees listed in Schedule E shall, on the Closing Date, be fully funded and there shall exist no unfunded liability thereunder.

     7.25 The Equipment is in the condition required to operate the Purchased Business, subject to normal wear and tear.

     7.26 All Accounts Receivable, book debts and other debts due or accruing to the Vendor in connection with the Purchased Business are bona fide and good and, subject to an allowance for doubtful accounts taken in accordance with generally accepted accounting principles applied on a basis consistent with prior years are collectible without set-off or counterclaim.

     7.27 The Vendor is resident in Canada within the meaning of the Income Tax Act (Canada).

     7.28 There are no outstanding work orders relating to the Purchased Assets from or required by any police or fire department, sanitation, health or factory authorities or from any other federal, provincial or municipal authority or any matters under discussion with any such departments or authorities relating to work orders.

     7.29 The Vendor is not a party to or bound by any agreement of guarantee or indemnification as it relates to the Purchased Business except pursuant to purchase orders entered into in the ordinary course of the Purchased Business.

     7.30 The Vendor shall deliver the June Financial Statements to the Purchaser on or before July 15, 1998.

8.   Covenants, Representations and Warranties of the Purchaser.

     The Purchaser covenants and agrees with and represents and warrants as follows to the Vendor and each of the Shareholders and acknowledges and confirms that the Vendor and each of the Shareholders is relying on such covenants, agreements, representations and warranties in connection with the sale by the Vendor of the Purchased Assets:

     8.1 The Purchaser is a corporation duly incorporated and organized and validly subsisting in good standing under the laws of Ontario.

     8.2 The Purchaser has full corporate power and capacity to execute, deliver and perform this Agreement. All requisite corporate and other action has been taken by the Board of Directors of the Purchaser to authorize the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein. This Agreement has been executed by duly authorized officers of the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific enforcement and injunction are in the discretion of the court from which they are sought.

     8.3 The Purchaser covenants and agrees that if the Vendor exercises the rights attached to the Exchangeable Shares, whereby the Vendor elects to exchange the Exchangeable Shares for ACT shares, the Purchaser shall forthwith deliver to the Vendor , or cause ACT to deliver to the Vendor, such number of shares of ACT's treasury stock as may be necessary to satisfy the requirements of such exercise. The Purchaser represents and warrants that, other than the filing of the Registration Statement in accordance with Section 10 hereof and the filing of a Form 20 in each of Ontario and British Columbia, no consent of, ruling by or filing with any securities regulatory authority will be required in connection with the issue of the Exchangeable Shares nor in connection with the conversion of the Exchangeable Shares into ACT shares and that such issue and exchange and the issue of the ACT shares resulting from the exchange shall be in compliance with all laws of Canada and the United States of America.

     8.4 The Purchaser covenants and agrees as follows:

          (a) that amounts collected by it in respect of the Account Receivables will be applied to retire the oldest accounts receivable first;

          (b) that it shall not, without the Vendor's consent, make any accommodations in respect of past billings with customers of the Purchased Business; and

          (c) it shall apprise the Vendor of the status of the collection of the Accounts Receivable and remit any monies owing every two (2) weeks.

     8.5 The Purchaser covenants and agrees that it shall provide, or caused to be provided, to the Vendor written notice, no later than 7 business days after Closing, confirming that the Registration Statement has become effective.

9.   Employment Covenants

          (a) Effective immediately upon Closing, the Purchaser shall offer employment to those employees listed on Schedule E at substantially equivalent positions and responsibilities and at salaries and benefits no less favourable than those listed on Schedule E. Effective immediately upon Closing the Purchaser shall assume all liabilities, including without limitation, severance and termination obligations (statutory or otherwise) for those employees listed on Schedule E and shall further recognize each such employee's prior years of service with the Vendor for the purposes of calculating termination and severance obligations. In accordance with
     Article 13 hereof, the Purchaser shall indemnify the Vendor for all liabilities, claims and demands whatsoever made against the Vendor by those employees listed on Schedule E after the Closing Date except that the Vendor shall be fully responsible for all such claims made where such claims arise in connection with any act or omission of the Vendor prior to the Closing Date.

          (b) The Purchaser and the Vendor acknowledge and agree that some or all of the employees listed on Schedule E will be entitled to quarterly bonuses payable in August, 1998. The Purchaser and the Vendor agree to pay their respective pro rata share of such bonuses in conjunction with the settlement of the Adjustments.

10.  Covenants of ACT

     10.1 ACT shall prepare and file with the Commission and use its best efforts to cause to become effective within 30 days of the date of this Agreement a shelf registration statement (as amended and in effect from time to time, including the prospectus constituting a part thereof, the "Registration Statement") on Form S-3 pursuant to Rule 415 under the Securities Act for the resale of the ACT Shares, and shall use all reasonable efforts to maintain the effectiveness of the Registration Statement for at least two years (or, if earlier, until all of the ACT Shares have been sold pursuant to the Registration Statement), subject to the limitations of Section 10.6 below. ACT shall also prepare and file with the Commission such amendments and supplements to the Registration
Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the ACT Shares as contemplated by this Agreement.

     10.2 ACT shall pay the legal and accounting fees and other expenses incurred by ACT in connection with the Registration Statement, but the selling shareholders shall be responsible for all brokers fees and expenses and similar charges in connection with any sale of the ACT Shares, allocated among such selling shareholders as may be mutually agreed by them.

          10.3 (a) ACT agrees to indemnify and hold harmless the Vendor, each of its officers and directors, and each person, if any, who controls the Vendor within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities (or any actions in respect thereof) including any of the foregoing incurred in connection with settlement of any litigation, commenced or threatened arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or any violation or alleged violation by ACT of the Securities Act or any other applicable federal or state securities laws or rules or regulations promulgated thereunder in connection with the sale of securities pursuant to the Registration Statement, and will reimburse the Vendor and each such officer, director or controlling person for any legal or other expenses reasonably incurred in investigating, defending any such losses, claims, damages, liabilities or actions; provided, however, that ACT will not be liable in any such case to the extent that any such loss, claim, damage or liability is caused by any such untrue statement or alleged untrue statement or omission or alleged omission made therein based upon and in conformity with information furnished in writing to ACT by the Vendor for use in connection with the preparation thereof.

          (b) The Vendor agrees to indemnify and hold harmless ACT, its directors, its officers who sign the Registration Statement and any person controlling ACT to the same extent as the foregoing indemnity from ACT to the Vendor and its controlling persons, but only with reference to information furnished in writing by or on behalf of the Vendor for use in the Registration Statement.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii)
     the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Vendor in the case of parties indemnified pursuant to paragraph (b) above and by ACT in the case of parties indemnified pursuant to paragraph (a) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed) but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability reasonably incurred by reason of such settlement or judgment.

          (d) If the indemnification provided for paragraphs (a) through (c) of this Section 10.3 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages, liabilities, expenses or actions in respect thereof or referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of ACT and the Vendor, respectively, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions in respect thereof as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by ACT, on the one hand, or the Vendor, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     10.4 The Vendor shall furnish to ACT such information regarding the Vendor, the registrable securities held by it and the distribution proposed by it as ACT may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article 10.

     10.5 With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the registrable securities to the public without registration, ACT agrees to use its best efforts to:

          (a) Make public information available sufficient to satisfy the conditions of paragraph (c) of Rule 144 under the Securities Act;

          (b) File with the Commission in a timely manner all reports and other documents required to be filed by ACT under the Securities Act and the Securities Exchange Act of 1934, as amended;

          (c) So long as the Vendor owns any of the ACT Shares, furnish to the Vendor forthwith upon request a written statement by ACT as to its compliance with the requirements of paragraph (a) and (b) above, a copy of its most recent annual or quarterly report, and such other reports and documents as shall have been filed with the Commission or otherwise made available to its shareholders generally.

     10.6 Notwithstanding the foregoing, the parties acknowledge that it may be necessary for ACT to suspend or delay the effectiveness of the Registration Statement or otherwise require that sales of ACT Shares under the Registration Statement be suspended, because of material developments relating to the business of ACT which have not yet been made public and which the board of directors of ACT finds the announcement of which would be seriously detrimental to ACT's ability to complete a pending acquisition or financing or would otherwise materially and adversely affect a substantial financial or legal interest of ACT. ACT agrees that, in such event, it will make all reasonable efforts to effect the necessary public disclosure as promptly as is feasible in light of its reasonable business interests, provided that ACT may not suspend or delay the effectiveness of the Registration Statement more than once in any twelve month period or for a period of longer than 45 days. If, on account of the foregoing requirements of this Section 10, ACT would be required to effect, or to maintain the effectiveness of, the Registration Statement at a time when it determines that such action would not be in its best interests, it shall, in lieu of effecting or maintaining such registration, offer to purchase the ACT Shares which would otherwise be covered by such registration for a price, payable in cash, equal to the closing price of such shares on the date they are submitted to ACT for such purchase (duly endorsed for transfer or accompanied by stock powers duly executed in blank, all in form reasonably satisfactory to
ACT). Such offer must remain in effect for a period of at least 30 days. If such offer shall be made and if ACT shall be in compliance with its obligations hereunder in respect of such offer, the obligations of ACT under this Section 10 shall be suspended for a period of 90 days following the date of commencement of such offer.

11.  Examination of Title

     11.1 The Vendor shall forthwith make available to the Purchaser and its directors, officers, auditors, counsel and other authorized representatives all title documents, abstracts of title, deeds, leases, certificates of trade marks and copyrights, contracts and agreements and other documents in its possession or under its control relating to any of the Purchased Assets or the Purchased Business, all of the foregoing to become the property of the Purchaser at the Time of Closing, and the Vendor shall forthwith make available to the Purchaser and its said authorized representatives for examination all books of account, accounting records,documents, information and data relating to the Purchased Business. The Vendor shall afford the Purchaser and its said authorized representatives every reasonable opportunity to have access to and to inspect the Purchased Assets, it being agreed that the exercise of any rights of access or inspection by or on behalf of the Purchaser under this said section 11.1 shall not affect or mitigate the covenants, representations and warranties of the Vendor hereunder which shall continue in full force and effect as provided in Article 11 hereof, provided that if the Purchaser shall prior to the Time of Closing ascertain or determine that any representation or warranty made by the Vendor hereunder is inaccurate or incorrect, the Purchaser shall immediately inform the Vendor in writing and shall either (a) waive such representation in which case the sale and purchase contemplated hereby shall be closed and the Purchaser shall have no claim against the Vendor whatsoever in respect of such representation or (b) not close the transaction contemplated hereby in which case all of the obligations of the parties hereto shall be at an end and neither party shall have a claim against the other under any of the provisions hereof, except that the provisions of paragraph 5.2(c) shall remain in full force and effect.

     11.2 At the Time of Closing on the Closing Date, the Vendor shall deliver to the Purchaser all the documents referred to in Section 11.1, including all books, records, books of account, lists of suppliers and customers of the Vendor and all other documents, files, records and other data, financial or otherwise relating to the Purchased Business, which documents, books and records shall become the property of the Purchaser. The Purchaser agrees that it will preserve the documents, books and records so delivered to it for a period of four years from the Closing Date, or for such other period as is required by any applicable law, and will permit the Vendor or its authorized representative(s) reasonable access thereto in connection with the affairs of the Vendor relating to its tax matters, but the Purchaser shall not be responsible or liable to the Vendor for or as a result of any loss or destruction of or damage to any such documents, books or records.

12.  Closing Arrangements.

     At or before the Time of Closing on the Closing Date the Vendor and Purchaser, as the case may be, shall do the following:

     12.1 The Vendor shall deliver to the Purchaser all necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and consents, any other documents necessary or reasonably required effectively to transfer the Purchased Assets to the Purchaser with a good and marketable title, free and clear of all mortgages, liens, charges, pledges, claims, security interests or encumbrances whatsoever.

     12.2 The Vendor shall use its best efforts to obtain, prior to closing, consents from the landlords under the Leases described in Schedule B hereto, if such consents are so required under the Leases, in order to properly assign all of the Vendor's interests thereunder to the Purchaser. In the event that the Vendor is unable to obtain the consents from landlords for the assignment of the Leases set forth in Schedule B on the Closing Date, the Vendor shall obtain such consents forthwith after the Closing Date. In such event the Vendor shall remain the tenant under any such Lease and the Purchaser shall be entitled to occupy the subject premises of any such Lease.

     12.3 The Vendor shall obtain consents from all contracting parties other than the Vendor to all contracts, engagements or commitments referred to in Schedule C, either oral or written, if such consents are so required under the contracts in order to properly assign all of the Vendor's interests thereunder to the Purchaser.

     12.4 The Vendor shall deliver actual possession of the Purchased Assets to the Purchaser.

     12.5 The Vendor and the Purchaser shall execute an election as to the sale of accounts receivable under Section 22 of the Income Tax Act (Canada).

     12.6 The Vendor and the Purchaser shall jointly execute and file the applicable election form pursuant to Section 167 of the Excise Tax Act, Canada at or before the Closing Date.

     12.7 The Vendor, each of the Shareholders, and, David Lough, Douglas Moseley and David Rennie, shall deliver an executed copy of the Non-Competition Agreement, in the form attached hereto as Schedule N, to the Purchaser.

     12.8 The Vendor and the Purchaser shall jointly execute and file the applicable election form pursuant to subsection 85(1) of the Income Tax Act (Canada), and within the time prescribed within Section 85(6) of such Act, that the proceeds of disposition to the Vendor, and the cost of acquisition to the Purchaser, of the Purchased Assets will be equal to the following:

          (a) in the case of depreciable assets, the undepreciated capital cost (as such term is defined in the Income Tax Act (Canada)) of those Purchased Assets to the Vendor, determined immediately prior to the Time of Closing; and

          (b) in the case of goodwill, an amount equal to 4/3 of the cumulative eligible capital amount (as such term is defined by the Income Tax Act (Canada)) to the Vendor, determined immediately prior to the Time of Closing.

     12.9 The Vendor shall take or cause to be taken all necessary or desirable actions, steps and corporate proceedings to approve or authorize validly and effectively the transfer of the Purchased Assets to the Purchaser and the execution and delivery of this agreement and other agreements and documents contemplated hereby.

     12.10 The Vendor shall deliver to the Purchaser a favourable opinion of the Vendor's counsel in form satisfactory to counsel for the Purchaser:

          (a) that the Vendor is a corporation duly incorporated and organized and validly subsisting in good standing under the laws of Canada; that it has the corporate power to own its property and to carry on the Purchased Business as now being conducted by it; that it is duly qualified as a corporation to do business and is in good standing in each jurisdiction in which the nature of the Purchased Business or the Purchased Assets makes such qualification necessary;

          (b) that all necessary corporate action and proceedings have been taken to permit the due and valid transfer of the Purchased Assets at the Time of Closing from the Vendor to the Purchaser;

          (c) that, to the best of the knowledge of such counsel, the consummation of the transaction of purchase and sale contemplated by this agreement will not result in a breach of any term or provision of or constitute a default under any agreement, instrument, licence, permit or understanding to which the Vendor is a party or by which it is bound in connection with the Purchased Business, including the leases described in Schedule B hereto and the contracts, engagements or commitments referred to in Section C and Schedule H hereto, nor will the consummation of such transaction accelerate any commitment or obligation of the Vendor or result in the creation of any mortgage, charge, lien, pledge, claim or security interest or encumbrance upon any of the Purchased Assets;

          (d) that the execution and delivery of this agreement by the Vendor has not breached and the consummation of the transaction of purchase and sale contemplated by this agreement will not be in breach of any federal or provincial law or laws of any other jurisdiction in which the Purchased Business is carried on;

          (e) that the Vendor is not engaged in and, to the best of the knowledge of such counsel, has not been threatened with, any legal action or other proceedings, and has not been charged with, or to the best of the knowledge of such counsel, incurred, any violation of any federal, provincial or local law or administrative regulation, which could materially adversely affect or impair the Purchased Business, Purchased Assets or the financial position or prospects of the Purchased Business;

          (f) that no consent, authorization, licence, franchise, permit, approval or order of any court or governmental agency or body is required for the acquisition by the Purchaser of the Purchased Assets; and

          (g)  as  to  such  other  matters   incident  to  the  matters  herein
     contemplated as the Purchaser and its counsel may reasonably request.

     12.11 The Vendor shall deliver to the Purchaser a certificate made by the President and the Secretary of the Vendor under its corporate seal certifying that as of the Closing Date all of the matters set out in the sections of
Article 12 relating to the Vendor shall have been complied with.

     12.12 The Vendor and each of the Shareholders shall furnish the Purchaser with evidence satisfactory to the Purchaser that the facts with respect to each of the matters dealt with in each of the section of Article 7 are as set out therein, provided that the receipt of such evidence and the closing of the transaction of purchase and sale herein provided for shall not be a waiver of the covenants, representations and warranties contained in Article 7, which representations and warranties shall continue in full force and effect as provided in Article 13.

     12.13 The Vendor shall continue to maintain in full force and effect all policies of insurance now in effect or renewals thereof up until the time of Closing.

     12.14 The Vendor shall furnish the Purchaser with evidence satisfactory to counsel for the Purchaser that the Vendor has given notice of the proposed purchase and sale of the Purchased Assets herein to 403805, that 403805 has chosen not to exercise the B.C. Tel Right of First Refusal and that 403805 has no further right, interest or option of any kind whatsoever in respect of the Purchased Assets except if the transaction of purchase and sale referred to herein has not been completed before August 13, 1998.

     12.15 The Vendor shall furnish the Purchaser with evidence (including a statutory declaration of duly authorized officers of the Vendor) satisfactory to counsel for the Purchaser that the Vendor is a resident of Canada within the meaning of the Income Tax Act (Canada).

     12.16 The purchase and sale of the Purchased Assets shall have been duly authorized and approved by a resolution passed by the directors of the Vendor and the Purchaser and a copy of such resolutions certified by an officer or director of the Vendor and the Purchaser, as the case may be, shall have been delivered to each of the Vendor and the Purchaser, as the case may be.

     12.17 All documents or copies thereof required to be delivered to the Purchaser shall have been so delivered, including the Scheduled agreements and contracts described herein.

     12.18 The Vendor shall use its best efforts to preserve intact the Purchased Business and keep available to the Purchaser the services of the present executives, employees and agents and will use its best efforts to preserve for the Purchaser the goodwill of suppliers, customers and others having business relations with the Vendor.

     12.19 The Purchaser shall deliver to the Vendor either:

          (a) share certificates for the such number of Exchangeable Shares as is determined pursuant to Section 5.1; or

          (b) the Cash Consideration.

     12.20 The Purchaser shall take or cause to be taken all necessary or desirable actions, steps and corporate proceedings to:

          (a) approve or authorize, inter alia, the issuance of the Exchangeable Shares and the execution and delivery of this Agreement and other agreements and documents contemplated hereby;

          (b) to deliver the Exchangeable Shares in compliance with the Securities Act (Ontario).

     12.21 The Purchaser shall deliver to the Vendor a certificate made by the President of the Vendor under its corporate seal certifying that as of the Closing Date all of the matters set out in Article 12 relating to the Purchaser shall have been complied with and that the provisions relating to the Exchangeable Shares as set out in Schedule M are validly existing as at the Closing Date and that no steps have been taken to alter such provisions.

     12.22 All documents or copies hereof required to be delivered to the Vendor shall have been so delivered, including the Scheduled agreements and contracts described herein.

     12.23 The Purchaser shall deliver to the Vendor a favourable opinion of the Purchaser's counsel in form satisfactory to counsel for the Vendor as to such matters incident to the matters herein contemplated as the Vendor and its counsel may reasonably request, including the form of all papers and documents and the validity of all proceedings.

13.  Survival of Covenants, Representation and Warranties and Indemnities

     13.1 The covenants, representations and warranties of the Vendor, the Shareholders and the Purchaser contained in this Agreement and contained in certificates or documents submitted pursuant to or in connection with the transactions herein provided for shall survive the closing of the purchase and sale of the Purchased Assets for two (2) years from the Closing Date and, notwithstanding such closing, and regardless of any investigation by or on behalf of the Purchaser with respect thereto, shall continue in full force and effect for the benefit of the Purchaser, the Vendor and the Shareholders, as the case may be. On the second anniversary of the Closing Date, if no claim shall have been made by the Purchaser or on the sixth anniversary of the Closing Date if no claim has been made by a third party in respect of which the Purchaser seeks indemnification from the Vendor, then the obligations of the Vendor under this Agreement to indemnify the Purchaser shall cease; provided that the foregoing provisions shall not apply in respect of any claim by the Purchaser which is received by the Vendor on or before such dates.

     13.2 (a) The Vendors and each of the Shareholders will jointly and severally indemnify the Purchaser and hold it harmless from and against all losses which are incurred or suffered by it:

          (i) by reason of the breach of any of the representations or warranties made by the Vendor or any of the Shareholders herein; or

          (ii) by reason of the failure by either the Vendor or any of the Shareholders to conform or comply with any of the covenants or agreements contained herein to be performed or complied with by either the Vendor or the Shareholders.

     Except  as  otherwise   provided,   any  recovery  by  the   Purchaser  for
     indemnification shall be limited as follows:

               (A)  the Purchaser will not be entitled to any recovery  unless a
                    claim  for   indemnification  is  made  in  accordance  with
                    paragraph (c)(i) of this Section 13.2.

               (B) the Purchaser will not be entitled to recover any amount for indemnification claims under subsection (i) of this Section 13.2(a) unless and until the amount which the Purchaser is entitled to recover in respect of such claims exceeds, in the aggregate $15,000, in which event the entire amount which the Purchaser is entitled to recover in respect of such claims will be payable.

          (b) the Purchaser will indemnify the Vendor and the Shareholders and hold each of them harmless from and against all losses which are incurred or suffered by either of them:

               (A) by reason of the breach of any of the representations or warranties made by the Purchaser herein; or

               (B) by reason of the failure by the Purchaser to perform or comply with any of the covenants or agreements contained herein to be performed or complied with by the Purchaser;

     Except  as  otherwise  provided,   any  recovery  by  the  Vendor  and  the
     Shareholders for indemnification shall be limited as follows;

               (A) the Vendors and the Shareholders will not be entitled to any recovery unless a claim for indemnification is made in accordance with paragraph (c)(i) of this Section 13.2;

               (B) neither the Vendors nor the Shareholders will not be entitled to recover any amount for indemnification claims undersubsection (i) of this Section 13.2 unless and until the amount which the Vendors and the Shareholders and their affiliates are entitled to recover in respect of such claims exceeds, in the aggregate, $15,000 in which event the entire amount which the Vendor and the Shareholders are entitled to recover in respect of such claims shall be payable.

                    (c) (i) If any party shall incur or suffer any loss in respect of which indemnification may be sought by such party pursuant to the provisions of this Section 13.2, the party seeking to be indemnified hereunder (the "Indemnitee") will assert a claim for indemnification by written notice (a "Notice") to the party from whom indemnification is sought (the "Indemnitor") stating the nature and basis of such claim. In the case of losses arising by reason of any third party claim, the Notice will be given within 30 days of the filing or other written assertion of any such claim against the Indemnitee, but the failure of the Indemnitee to give the Notice within such time period will not relieve the Indemnitor of any liability that the Indemnitor may have to Indemnitee except to the extent that the Indemnitor is prejudiced thereby.

               (ii) The Indemnitee will provide to the Indemnitor on request all information and documentation reasonably necessary to support and verify any losses which the Indemnitee believes give rise to a claim for indemnification hereunder and will give the Indemnitor reasonable access to all books, records and personnel in the possession or under the control of the Indemnitee which would have bearing on such claim.

                         (iii)In the case of third party claims for which indemnification is sought, the Indemnitor will have the option (a) to conduct any proceedings or negotiations in connection therewith, (b) to take all other steps to settle or defend any such claim (provided that the Indemnitor will not settle any such claim without the consent of the Indemnitee (which consent will not be unreasonably withheld)) and (c) to employ counsel to contest any such claim or liability in the name of the Indemnitee or otherwise. In any event, the Indemnitee will be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim. The Indemnitor will, within ten days of receipt of the Notice, notify the Indemnitee of its intention to assume the defence of such claim. Until the Indemnitee has received notice of the Indemnitor's election whether to defend any claim, the Indemnitee will take reasonable steps to defend (but may not settle) such claim. If the Indemnitor declines to assume the defense of any such claim, or fails to notify the Indemnitee within fourteen (14) days after receipt of the Notice of the Indemnitor's election to defend such claim, the Indemnitee will defend against such claim (provided that the Indemnitee will not settle such claim without the consent of the Indemnitor (which consent will not be unreasonably withheld)). The expenses of all proceedings, contests or lawsuits in respect of such claims will be borne by the Indemnitor but only if the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee in respect of the third party claim, if applicable, only to the extent required by Section 13.2(a).

                    Regardless of which party assumes the defense of the claim, the parties agree to cooperate fully with one another in connection therewith. In the case of a claim for indemnification made under Sections 13.2 (a)(i) and 13.2
                    (b)(i),

                    A. if (and to the extent) the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee in respect of the third party claim, then within ten days after the occurrence of a final non- appealable determination with respect to such third party claim, the Indemnitor will pay the Indemnitee, in immediately available funds, the amount of any losses (or such portion thereof as the Indemnitor will be responsible for pursuant to the provisions hereof, including, without limitation, Sections 13.2(a)(ii)(B) and 13.2(b)(ii)(B), and

                    B. in the event that any losses incurred by the Indemnitee do not involve payment by the Indemnitee of a third party claim, then, if (and to the extent) the Indemnitor is responsible pursuant thereto to indemnify the Indemnitee against such losses, the Indemnitor will within ten days after agreement on the amount of losses or the occurrence of a final non-appealable determination of such amount pay to the Indemnitee, in immediately available funds, the amount of such losses (or such portion thereof as the Indemnitor shall be responsible for pursuant to the provisions hereof, including, without limitation, Sections 13.2(a)(ii)(B) and 13.2(b)(ii)(B)).

          (d) The provisions of paragraph (c) of this Section 13.2 shall apply to all claims for indemnification hereunder, save and except for matters referred to in Article 10 hereof.

14.  Conditions of Closing in Favour of the Purchaser

     The sale and purchase of the Purchased Assets is subject to the following terms and conditions for the exclusive benefit of the Purchaser to be fulfilled and/or performed at or prior to the Time of Closing:

     14.1 The covenants, representations and warranties of the Vendor and each of the Shareholders to the Purchaser contained in this agreement and Schedules hereto shall be true and correct at the Time of Closing on the Closing Date with the same force and effect as if such covenants, representations and warranties were made at and as of such time and the Vendor and the Shareholders shall each deliver to the Purchaser at the Time of Closing on the Closing Date a certificate to such effect, in the case of the Vendor under its corporate seal duly executed by its President, provided that the receipt of such evidence and the closing of the transaction of purchase and sale herein provided for shall not be nor be deemed to be a waiver of the covenants, representations and warranties contained in this Agreement and Schedules hereto, which covenants, representations and warranties shall continue in full force and effect for the benefit of the Purchaser as provided in Article 13 hereof.

     14.2 All of the terms, covenants and conditions of this agreement to be complied with or performed by the Vendor and the Shareholders at or before the Closing Date shall have been complied with or performed.

     14.3 As at the Time of Closing on the Closing Date, the Vendor shall beneficially own, possess and have a good and marketable title to the Purchased Assets, free and clear of any and all mortgages, pledges, liens, charges, claims, rights, demands, restrictions, security interests or encumbrances of any kind whatsoever.

     14.4 There shall have been obtained from all appropriate federal, provincial, municipal or other governmental or administrative bodies such approvals or consents as are required to permit the change of ownership of the Purchased Assets contemplated hereby.

     14.5 No action or proceeding in Canada by law or in equity shall be pending or threatened by any person, firm, company, government, governmental authority, regulatory body or agency to enjoin, restrict or prohibit:

          (a) the purchase and sale of the Purchased Assets contemplated hereby, or

          (b) the right of the Purchaser to conduct the Purchased Business.

     14.6 The execution and delivery of this agreement shall have been duly authorized by all necessary corporate action on behalf of the Vendor.

     14.7 The sale of the Purchased Assets shall have been duly authorized and approved by a resolution passed by the directors of the Vendor and confirmed, without variation, by the shareholders of the Vendor and a copy of such resolution certified by the Secretary of the Vendor shall have been delivered to the Purchaser.

     14.8 All documents or copies thereof required to be delivered to the Purchaser shall have been so delivered, including the scheduled agreements and contracts described in the schedules hereto.

     14.9 No substantial damage by fire or other hazard to the Purchased Assets shall have occurred from the date hereof to the Time of Closing.

     14.10 During the Interim Period the Vendor shall have carried on the Purchased Business in the ordinary and normal course of business, except for the restrictions imposed by this Agreement.

     14.11 The Purchaser shall be satisfied that it will be entitled to carry on the Purchased Business without being in breach of any applicable zoning or other municipal or governmental restrictions.

     14.12 The Call Notice of ACT dated the 30th day of June, 1998 to Montreal Trust Company of Canada is in full force and effect at the Time of Closing.

     In case any condition, obligation or covenant of the Vendor and each of the Shareholders to be performed prior to the Time of Closing shall not have been performed prior to the Time of Closing, the Purchaser may terminate this agreement by notice in writing to the Vendor and in such event the Purchaser shall be released from all obligations hereunder and the Vendor shall also be released from all obligations hereunder; provided, however, that the Purchaser shall be entitled to waive compliance with any of such conditions, obligations or covenants in whole or in part if it sees fit to do so without prejudice to any of its rights of termination in the event of non-performance of any other condition, obligation or covenant in whole or in part.

15.  Conditions of Closing in Favour of the Vendor and each of the Shareholders

     The sale and purchase of the Purchased Assets is subject to the following terms and conditions for the exclusive benefit of the Vendor and each of the Shareholders to be fulfilled and/or performed at or prior to the Time of
Closing:

     15.1 The covenants, representations and warranties of the Purchaser to the Vendor and each of the Shareholders contained in this agreement and Schedules hereto shall be true and correct at the Time of Closing on the Closing Date with the same force and effect as if such covenants, representations and warranties were made at and as of such time and the Purchaser shall deliver to the Vendor and each of the Shareholders at the Time of Closing on the Closing Date its certificate under its corporate seal duly executed by its President, to such effect; provided that the receipt of such evidence and the closing of the transaction of purchase and sale herein provided for shall not be nor be deemed to be a waiver of the covenants, representations and warranties contained in this Agreement and Schedules hereto, which covenants, representations and warranties shall continue in full force and effect for the benefit of the Vendor as provided in Article 13 hereof.

     15.2 All of the terms, covenants and conditions of this agreement to be complied with or performed by the Purchaser and ACT at or before the Closing Date shall have been complied with or performed.

     15.3 The Exchangeable Shares shall be convertible immediately into "free trading" ACT Shares at the Time of Closing.

     15.4 The ACT Shares have not been delisted or suspended from trading on NASDAQ.

     In case any condition, obligation or covenant of the Purchaser to be performed prior to the Time of Closing shall not have been performed prior to the Time of Closing, the Vendor may terminate this agreement by notice in writing to the Purchaser and in such event the Vendor shall be released from all obligations hereunder and the Purchaser shall also be released from all obligations hereunder; provided, however, that the Vendor shall be entitled to waive compliance with any of such conditions, obligations or covenants in whole or in part if it sees fit to do so without prejudice to any of its rights of termination in the event of non-performance of any other condition, obligation or covenant in whole or in part.

16.  Closing Date and Transfer of Possession

     16.1 Subject to compliance with the terms and conditions hereof, the transfer of possession of the Purchased Assets shall be deemed to take effect as at the close of business on the Closing Date. During the Interim Period the Purchased Assets shall be held and the Purchased Business shall be managed and operated by the Vendor in the ordinary course of business.

     16.2 The closing shall take place at the Time of Closing on the Closing Date simultaneously at the offices of Meighen Demers, 200 King Street West, Suite 1100, Toronto, Ontario M5H 3T4, and Mr. Carl J. Pines, Pines, McIntyre & Shrieves, 1950-1177 West Hastings Street, Vancouver, British Columbia V6E 2K3 unless otherwise agreed to by the parties hereto.

     16.3 From time to time subsequent to the Closing Date, the Vendor shall at the request and expense of the Purchaser execute and deliver such additional conveyances, transfers and other assurances as may, in the opinion of counsel for the Purchaser, be reasonably required effectually to carry out the intent of this agreement and to transfer the Purchased Assets to the Purchaser.

17.  Risk of Loss

     17.1 From the date hereof up to the Time of Closing, the Purchased Assets shall be and remain at the risk of the Vendor. If, prior to the Time of Closing, all or any part of the Purchased Assets are destroyed or damaged by fire or any other casualty or shall be appropriated, expropriated or seized by governmental or other lawful authority, the Purchaser shall have the option, exercisable by notice in writing given within four business days of the Purchaser receiving notice in writing from the Vendor of such destruction, damage, expropriation or seizure:

          (a) to reduce the Purchase Price by an amount equal to the cost of repair, or, if destroyed or damaged beyond repair, by an amount equal to the replacement cost of the assets forming part of the Purchased Assets so damaged or destroyed and to complete the purchase; or

          (b) to complete the purchase without reduction of the Purchase Price, in which event all proceeds of an insurance or compensation for expropriation or seizure shall be payable to the Purchaser and all right and claim of the Vendor to any such amounts not paid by the Closing Date shall be assigned to the Purchaser; or

          (c) of cancelling this agreement and not completing the purchase, in which case all obligations of the Purchaser shall terminate forthwith upon the Purchaser giving notice as required herein.

18.  Notice

     All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process with respect thereto shall be validly made, given or served, if in writing and delivered personally or by facsimile service or by registered mail, postage prepaid to the parties at the following addresses:

          (a) in the case of the Vendor to:

                  Western Inbound Network Inc.
                  Suite 1750
                  1500 West Georgia Street
                  Vancouver BC V6G 2Z6

                  Fax: (604) 689-7667

                  Attention:  David N. Rennie

                  with a copy to:

                  Mr. Carl J. Pines
                  Pines,  McIntyre & Shrieves
                  1950-1177 West Hastings Street
                  Vancouver, British Columbia V6E 2K3

                  Fax: (604) 688-1409

                  Attention: Carl J. Pines

         (b)      in the case of the Purchaser to:

                  CommStar Ltd.
                  Suite 1108
                  555 Richmond Street West
                  Toronto, Ontario  M5V 3B1

                  Fax:    (416) 504-8884

                  Attention: Donald H. Swift
                             Chairman & CEO

                  with a copy to:

                  Meighen Demers
                  Barristers & Solicitors
                  Suite 1100, Box 11
                  Merrill Lynch Canada Tower
                  200 King Street West
                  Toronto, Ontario  M5H 3T4

                  Fax  (416) 977-5239

                  Attention: Richard S. Sutin

         (c)      in the case of ACT to:

                  400 Royal Palm Way
                  Suite 410
                  Palm Beach, Florida
                  33480

                  Fax: (561) 366-0002

                  Attention: Garrett A. Sullivan,
                             President

                  With a copy to:

                  Bryan Cave LL.P.
                  One Metropolitan Square
                  Suite 3600
                  St. Louis, MO 63102

                  Fax: (314) 259-2020

                  Attention: Llewelyn Sale III

     or to such address as any party hereto may, from time to time, designate by written notice, delivered in like manner. Any notice or communication if given by personal delivery shall be deemed to have been received at the time it is delivered, or if given by facsimile, shall be deemed to have been made or delivered when dispatched and an appropriate verbal or written confirmation of receipt is received. Notice given by mail as set out above shall be deemed received on the fifth day following the date of mailing thereof except in the event of a disruption in the postal services at the date of mailing, in which case notice shall be effected by personal delivery or a facsimile transmission as stated above. Notices, consents, requests, instructions, approvals and other communications may be signed by any officer of any party hereto or by their respective legal counsel.

19.  Entire Agreement

     This Agreement, the Schedules hereto and the documents to be delivered and the contracts to be executed pursuant hereto constitute the entire agreement of the parties and replaces all previous agreements entered into between them and no party shall be liable or bound to the other party hereto in any manner except as specifically set forth herein or in other contracts or agreements executed pursuant hereto, and this Agreement may not be orally amended, modified or altered.

20.  Governing Law

     This Agreement shall be construed in accordance with and governed by the laws of the Province of Ontario.

21.  Binding Effect

     This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

22.  Assignment

     No party may assign this Agreement without the prior written consent of the other parties hereto.

23.  Descriptive Headings

     The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

24.  Enforceability of Provisions

     If any provisions of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, then the remaining provisions of this Agreement or the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision hereof shall be valid and enforceable to the fullest extent permitted by law.

25.  Plural, Singular, Gender

     When the context in which the words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice-versa. References to any gender shall include any other gender as may be applicable under the circumstances.

26.  Joint Work Product

     The parties agree that this Agreement is a joint work product. In the event of any ambiguity in this Agreement, no inference will be drawn against any party, including the party that drafted this Agreement in its final form.

27.  Time of the Essence

     Time shall be of the essence of this Agreement.

28.  Commissions, etc.

     It is understood and agreed that no broker, agent or other intermediary acted for the Vendor in connection with the sale of the Purchased Assets and the Vendor agrees to indemnify and save harmless the Purchaser from and against any claims whatsoever for any commission or other remuneration payable to any broker, agent or other intermediary who has acted for the Vendor.

29.  Public Announcements

     No public announcement or press release concerning the purchase and sale of the Purchased Assets shall be made by the Vendor or the Purchaser without the consent and joint approval of the Vendor and the Purchaser.

30.  Successors and Assigns

     This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

31.  Further Assurances

     The Vendor and the Purchaser shall, from time to time after the Closing Date, at the request and expense of the other, take or cause to be taken such action and execute and deliver or cause to be executed and delivered to the other such documents and further assurances as may be reasonable necessary to give effect to this Agreement.

32.  Counterparts

     This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

33.  Expenses

     The Purchaser and the Vendor shall each bear its respective expenses incurred in connection with the negotiation, preparation, and consummation of the transaction contemplated herein.

     IN WITNESS WHEREOF this agreement has been executed by the parties hereto on the date first written above.

                                   WESTERN INBOUND NETWORK INC.

                                      Per:


                                      Per:   /s/ David N. Rennie
                                             -------------------


                                   COMMSTAR LTD.

                                      Per:   /s/ Donald H. Swift
                                             -------------------


                                      Per:



                                   APPLIED CELLULAR TECHNOLOGY , INC.

                                      Per:   /s/ David A. Loppert
                                             --------------------
                                             David A. Loppert
                                             Vice President, Chief Financial
                                               Officer


                                      Per:

                                   3189309 CANADA INC.


                                      Per:


                                      Per:   /s/ David N. Rennie
                                             -------------------

                                   3189287 CANADA INC.,

                                      Per:   /s/ Douglas Lough
                                             -----------------


                                      Per:


                                   3189295 CANADA INC.,

                                      Per:   /s/ Douglas Moseley
                                             -------------------


                                      Per:



                                   3132455 CANADA INC.

                                      Per:   /s/ Joan Lough
                                             --------------

                                      Per: